UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2017

Gilead Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Lakeside Drive Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 574-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                         Entry into a Material Definitive Agreement

On August 27, 2017, Gilead Sciences, Inc., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Kite Pharma, Inc., a Delaware corporation (the “Company”), and Dodgers Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a price of $180.00 per Share (the “Offer Price”), net to the seller in cash, without interest.

The Offer will initially remain open for a minimum of 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived by Parent and Purchaser, Purchaser will, and Parent will cause Purchaser to, extend the Offer to permit the satisfaction of all Offer conditions.

The obligation of Purchaser to consummate the Offer is subject to customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, considered together with all other Shares (if any) owned by Parent and its subsidiaries, comprise at least a majority of the then-outstanding Shares, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any law or order prohibiting the consummation of the Offer or the Merger and other customary conditions set forth in Annex I to the Merger Agreement.

Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company being the surviving corporation (the “Merger”). At the effective time of the Merger, each Share (other than (i) Shares held by the Company (or held in the Company’s treasury), (ii) Shares held by Parent, Purchaser, or any other direct or indirect wholly owned subsidiary of Parent and (ii) Shares held by stockholders who have properly exercised their demands for appraisal of such Shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the effective time) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding of taxes.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.  Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to a bona fide written alternative acquisition proposal that the board of directors of the Company has determined constitutes or would reasonably be expected to result in a Superior Offer (as defined in the Merger Agreement) if failing to do so would be inconsistent with the board’s fiduciary duties under applicable law.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Offer (as defined in the Merger Agreement), the Company will pay Parent a termination fee of $356 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about Parent, Purchaser or the Company, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about Parent or the Company. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Parent, Purchaser, the Company or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01.                         Other Events.

On August 28, 2017, Parent and the Company issued a joint press release announcing their entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                         Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 27, 2017, by and among Kite Pharma, Inc., Gilead Sciences, Inc. and Dodgers Merger Sub, Inc.

99.1	Joint Press Release, dated August 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

	By:	/s/ John F. Milligan, Ph.D.
		Name:	John F. Milligan, Ph.D.
		Title:	President and Chief Executive Officer

Dated: August 28, 2017

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 27, 2017, by and among Kite Pharma, Inc., Gilead Sciences, Inc. and Dodgers Merger Sub, Inc.

99.1	Joint Press Release, dated August 28, 2017